                                                                      EXHIBIT 16


                                December 2, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


                       Re: CulturalAccessWorldwide, Inc.


     We have read the Experts section of Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-38845) filed with the Securities and Exchange Commission on December 2, 1997 and are in agreement with the statements contained therein.


                                Very truly yours,


                                /s/ GREEN, HOLMAN, FRENIA AND COMPANY, L.L.P.
                                ---------------------------------------------


cc: Mr. Michael Dinkins
    Chief Financial Officer
    CulturalAccessWorldwide, Inc.
    2200 Clarendon Blvd., 11th Floor
    Arlington, Virginia 22201